PRECEDENTIAL

UNITED STATES COURT OF APPEALS
FOR THE THIRD CIRCUIT

No. 16-1195

NORFOLK SOUTHERN RAILWAY COMPANY;
WHEELING & LAKE ERIE RAILWAY COMPANY

v.

PITTSBURGH & WEST VIRGINIA RAILROAD;
POWER REIT,
Appellants

On Appeal from the United States District Court
for the Western District of Pennsylvania
(D.C. Civ. No. 2-11-cv-01588)
District Judge: Honorable Terrence F. McVerry

Submitted Under Third Circuit L.A.R. 34.1(a)
January 19, 2017

Before: AMBRO, VANASKIE, and SCIRICA,
Circuit Judges

(Opinion Filed: August 29, 2017)

Steven A. Hirsch
Keker Van Nest & Peters
633 Battery Street
San Francisco, CA 94111

Counsel for Appellants

Samuel W. Braver
Kathleen J. Goldman
Bradley J. Kitlowski
Stanley J. Parker, Esq.
Buchanan Ingersoll & Rooney
301 Grant Street
One Oxford Centre, 20th Floor
Pittsburgh, PA 15219

Danielle T. Morrison
Nancy Winkelman
Schnader Harrison Segal & Lewis
1600 Market Street
Suite 3600
Philadelphia, PA 19103

Counsel for Appellees

OPINION

VANASKIE, *Circuit Judge.*

Appellants Pittsburgh & West Virginia Railroad ("PWV") and Power REIT challenge the District Court's interpretation of a 1962 lease of railroad property (the "Lease") to Norfolk Southern Railway Company ("Norfolk Southern").[1] In particular, Appellants contest the District Court's use of course-of-performance evidence to bolster its conclusions with respect to the disputed Lease provisions. Appellants also challenge the District Court's finding that they engaged in fraud to obtain Norfolk Southern's consent to a transaction otherwise prohibited by the Lease. We discern no error in the District Court's consideration of course-of-performance evidence, its interpretation of the Lease, and its finding of fraud. Accordingly, we will affirm the District Court's rulings.

I.

Norfolk Southern and PWV entered into the Lease on July 12, 1962, under which PWV leased to Norfolk Southern all of its right, title, and interest in certain railroad properties that it had owned and operated (the "Demised Property"). The Demised Property consists of a 112-mile tract of main line railroad (the "Rail Line") and approximately 20 miles of branch rail lines in Western Pennsylvania, Ohio, and West Virginia. After securing appropriate regulatory approvals, the Lease went into effect on October 16, 1964. The term of the Lease is 99 years, renewable in perpetuity at the option of Norfolk Southern absent a default. On May 17, 1990, Norfolk Southern entered into a sublease with Appellee Wheeling &

[1] Appellee Norfolk Southern is the successor in interest to the Norfolk Southern and Western Railway Company, and Appellant PWV is the successor in interest to the Pittsburgh & West Virginia Railway Company.

Lake Erie Railway Company ("Wheeling & Lake Erie"), pursuant to which Wheeling & Lake Erie assumed the rights, interests, duties, obligations, liabilities, and commitments of Norfolk Southern as lessee, including the role as principal operator of the Rail Line. Power REIT is a real estate investment trust which, as of its formation in 2011, owns PWV as a wholly owned subsidiary.

The Lease contains several sections relevant to the present dispute. Section 4(a) establishes the rent owed under the Lease, which consists of a fixed cash payment of $915,000 per year. Section 4(b) provides for several forms of additional rent, which include:

> (1) Sums equal to the deduction for depreciation or amortization with respect to the demised property allowed to [PWV] for such year under the provisions of the then effective United States Internal Revenue Code . . . .
>
> (5) Except as otherwise provided in Section 5 hereof, all interest, expenses, fees and any other sums . . . payable by [PWV] and regardless of whether accrued or payable in respect of a period prior to the commencement of the term of this Lease. The foregoing sums shall be paid or discharged by [Norfolk Southern] as and when they become due and payable.
>
> (6) Such sums, if any, as may be required to pay all obligations reasonably incurred by [PWV] for the doing of all acts and things which [PWV]

may be lawfully required to do or perform under the provisions of this Lease or of any law or by any public authority, or for the doing of all acts and things necessary or desirable for the protection during the existence of this Lease of [PWV's] rights in the demised property or the rentals or other sums payable pursuant to this Lease, except such obligations incurred by [PWV] solely for the benefit of its stockholders or reasonably allocable thereto, or in connection with nondemised property or reasonably allocable thereto.

(7) All taxes, assessments and governmental charges, ordinary and extraordinary, regardless of whether relating to or accrued or payable in respect of a period prior to the effective date of this Lease, which are lawfully imposed upon [PWV] or the demised property or its income or earnings or upon any amount payable to any security holder of [PWV] which [PWV] has agreed to pay or discharge, except for any income taxes of [PWV] incurred with respect to rent paid pursuant to Section 4(a) hereof, any taxes arising after commencement of the term of this Lease in respect of nondemised property or the income therefrom, or any taxes incurred by [PWV] solely for the benefit of its stockholders or reasonably allocable thereto. The foregoing sums shall be paid or discharged by [Norfolk Southern] as and when they become due and payable.

(App. 834–35.) The parties dispute whether additional rent and attorneys' fees are owed under these sections and whether Norfolk Southern is in default for failure to pay them.

Section 9 allows for certain dispositions of the Demised Property by Norfolk Southern to third-parties. Section 9 states:

> Such demised property as shall not in the opinion of [Norfolk Southern] be necessary or useful may be sold, leased or otherwise disposed of by [Norfolk Southern], and [PWV] shall execute and deliver such instruments as may be necessary or appropriate to effectuate such transactions; provided, however, that such sales, leases or other dispositions of property shall be made in compliance with the applicable provisions of any mortgage or other agreement of [PWV] relating thereto. The proceeds of sale, condemnation, or other disposition of the demised property of [PWV] shall, subject to the provisions of any mortgage or other agreement relating to such property, be paid to [Norfolk Southern] and shall be indebtedness of [Norfolk Southern] to [PWV].

The parties dispute whether the Lease requires that Norfolk Southern pay to PWV or record as indebtedness to PWV the proceeds from any licenses, easements, and oil and gas

extraction leases of the Demised Property entered into by Norfolk Southern pursuant to Section 9.[2]

Section 16 governs the payment and accounting of sums due as additional rent under Section 4(b) or any amounts owed as a result of "dispositions" covered by Section 9. These payments may, at the option of Norfolk Southern, be paid in cash or credited to PWV as indebtedness. Under Section 16(b), "the total of such indebtedness . . . shall not exceed at any time an amount equal to 5% of the value at such time of the total assets of [PWV] as long as any of the obligations of [PWV] which have been assumed by [Norfolk Southern] in this Lease remain outstanding and unpaid." Section 16(b) then requires that "[f]rom time to time a balance of the indebtedness arising under this Lease of [PWV] to [Norfolk Southern] and of [Norfolk Southern] to [PWV] shall be determined." To comply with Section 16(b), the parties used a "Settlement Account" as a mechanism to track the indebtedness owed under Sections 4(b)(1)-(4) and Section 9. The parties dispute whether this 5% cap on the balance still applies given that Norfolk Southern had paid off all debt it assumed under the Lease no later than 1982. The parties also dispute whether Norfolk Southern complied with the terms of the Lease in reporting its indebtedness in the Settlement Account.

The Lease also subjects PWV to certain restrictions as long as Norfolk Southern is not in default of its obligations under the Lease. Section 8(a)(1) requires that PWV take all action within its control to preserve its corporate existence and

[2] PWV estimates that it is owed at least $13.8 million "arising from non-sale property dispositions . . . ." (PWV Brief at 50.)

Section 8(a)(2) prohibits PWV from issuing any stock without Norfolk Southern's prior written consent, which must not be unreasonably withheld. Section 8(a)(5) restricts PWV's ability to "borrow any money, assume any guaranty, make advances (except pursuant to commitments made prior to the date of this Lease) or enter into an agreement to make advances. . . ." (App. 839.) Norfolk Southern contends that PWV fraudulently induced Norfolk Southern to consent to transactions that otherwise ran afoul of these provisions and by which Power REIT became the owner of PWV.

The Lease also, at Section 8(a)(3), requires both parties ;to permit "at any and all reasonable times" the other party to inspect its books and records for any purpose. (*Id.*) The parties dispute whether Norfolk Southern is in default for failing to comply with a books and records demand.

From the effective date of the Lease in 1964 until about 2010, PWV's sole business was to receive rental income, pay corporate expenses, and make dividend payments to its shareholders. In 2007, David Lesser, an investment banker and expert in real estate investment trusts ("REITs"),[3] began acquiring stock in PWV. He soon became a trustee of PWV and revealed his plan to restructure PWV into a private entity fully owned by a publicly traded REIT. Because of the

[3] A REIT "is an investment vehicle that enables large numbers of investors to pool their capital and share in the benefits of real estate investment and financing." Theodore S. Lynn et al., *Real Estate Investment Trusts* § 1:1 (2016). A qualifying REIT must distribute 90% of its taxable income to its shareholders annually. *Id.* at § 1:5.

restrictions in Sections 8(a)(2) and 8(a)(5), Lesser required the consent of Norfolk Southern to issue any stock. After exchanging emails and phone calls with Norfolk Southern's counsel, Lesser sent Norfolk Southern a Proposed Form S-3 Registration Statement which discussed PWV's plan to offer existing shareholders the right to purchase common shares of PWV (the "rights offering"). The Proposed S-3 did not, however, disclose PWV's intent to restructure into a privately owned subsidiary or its desire to pursue investments in energy companies, despite the fact that Lesser had previously discussed these plans with PWV's Board of Directors. Lesser instead assured Norfolk Southern that the Proposed S-3 "contain[ed] all available information of PWV's plans at this point." (App. 12526.)

Norfolk Southern ultimately gave its consent on the basis of the representations made in the Proposed S-3. Lesser then filed, and the SEC approved, the final version of the Form S-3. PWV proceeded with the issuance of stock and raised slightly over $1 million. The restructuring of PWV immediately followed and PWV became a private, wholly owned subsidiary of Power REIT.[4] PWV remains a party to the Lease, still owns the Rail Line and other related properties, still receives payments under the Lease, and still makes dividend payments to Power REIT.

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[4] This restructuring was accomplished by means of a reverse triangular merger. Power REIT was formed as a REIT and, three days later, Power REIT PA, LLC, was formed as a wholly-owned subsidiary of Power REIT. Power REIT PA, LLC and PWV then merged, with PWV surviving as a wholly-owned subsidiary of Power REIT. Power REIT received all outstanding shares of PWV.

In June 2011, PWV sent a letter to Norfolk Southern's counsel outlining purported tax issues under the Lease (the "Tax Memorandum"). The Tax Memorandum related to a proposed sale of an unused segment of the Rail Line known as the West End Branch by Wheeling & Lake Erie to the Pennsylvania Department of Transportation. PWV argued that the sale would require Norfolk Southern, under Section 4(b)(7) of the Lease, to pay a substantial sum in additional rent. PWV also sent Norfolk Southern an invoice totaling $4,487.50 for attorneys' fees incurred in connection with the review of the Lease and the tax issues related to the proposed West End Branch sale, contending that it was entitled to have Norfolk Southern pay this bill pursuant to Section 4(b)(6) of the Lease.

Norfolk Southern refused to pay the fees and in December 2011 initiated a declaratory judgment action seeking the District Court's determination that it was not in default under the terms of the Lease. Specifically, Norfolk Southern asserted that, despite PWV's claims in the Tax Memorandum, the West End Branch sale would not result in significant additional rent obligations pursuant to Sections 9 and 4(b)(7) of the Lease and that Norfolk Southern was not required to pay PWV's legal expenses pursuant to Section 4(b)(6). Norfolk Southern filed a supplement to its complaint in which it sought a declaratory judgment that it was not in default for failure to comply with PWV's books and records demand.[5] PWV

[5] On March 5, 2013, PWV had sought to inspect Norfolk Southern's books and records regarding a wide range of documents and communications relating to Norfolk Southern's subleases, including the Wheeling & Lake Erie sublease. While both Norfolk Southern and Wheeling & Lake Erie contended that they complied with the requests, PWV insisted

responded with an Answer, Affirmative Defenses, and several Counterclaims. Those Counterclaims sought declarations that Norfolk Southern was in default for failure to pay PWV's legal fees and for failure to pay the additional rent obligations. PWV also supplemented its pleadings to seek a declaration that Norfolk Southern was in default for failure comply with PWV's book and records demand.

Norfolk Southern then filed a second supplement to its Complaint, asserting two additional counts. First, it claimed that PWV breached the Lease when it filed its Form S-3 as part of its plan to issue new stock. Second, it argued that PWV committed fraud in connection with the consent it obtained from Norfolk Southern. PWV once again filed Answers and Affirmative Defenses to these claims.

After a yearlong discovery process, PWV filed a second supplement to its responsive pleading, adding eight Counterclaims. In three of the claims, PWV sought the same determinations discussed above—that Norfolk Southern was in default for (1) failure to comply with the books and records demand; (2) failure to pay PWV's legal fees on the West End Branch matter; and (3) failure to pay additional rent as required by Section 4(b)(1). PWV also filed the following five claims sounding in common law: (1) breach of contract for the intentional underreporting of the Settlement Account in violation of Sections 9 and 16; (2) breach of contract for disposing of property without paying the proceeds to PWV in cash in violation of Section 16; (3) fraud based on yearly false

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that they continued to withhold information and were thus in default.

representations in the Settlement Account of the amount of indebtedness and in the concealment of transactions relating to PWV's property; (4) conversion against Wheeling & Lake Erie for depriving PWV of its right in and use or possession of its property by allowing third parties to drill for oil and gas and extract coal; and (5) breach of contract against Norfolk Southern for failure to pay additional rent in violation of Section 4(b)(1).

Norfolk Southern then filed a First Amended Complaint which asked the District Court to determine (1) the rights and obligations of the parties with regard to subsurface extraction; and (2) whether Norfolk Southern was in default under the Lease for failing to (a) comply with the books and records demand; (b) pay PWV's attorneys' fees; and (c) make a cash payment of additional rent. The District Court also permitted Norfolk Southern to add a request for nominal damages to the prayer for relief. The parties then filed cross motions for partial summary judgment.

Because of the significant overlap among the many claims and counterclaims, the District Court succinctly and effectively organized its summary judgment analysis into four categories: (1) third party agreements affecting the Demised Property, (2) the indebtedness provision, (3) the additional rent and legal fees dispute, and (4) the books and records demand.[6]

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[6] Judge Terrence F. McVerry of the United States District Court for the Western District of Pennsylvania should be commended for his adept management of this difficult case. Despite the long and complex procedural history, Judge McVerry, over the course of several opinions, thoroughly

With regard to the first issue, the District Court determined that the Lease affords Norfolk Southern (and thus Wheeling & Lake Erie) the right to enter into, control, and receive the benefits from non-sale third-party agreements, including those agreements that relate to subsurface extraction. In arriving at this conclusion, the District Court found it significant that at the time the Lease was executed, PWV transferred to Norfolk Southern non-sale third-party agreements that predated the 1962 Lease without requiring Norfolk Southern to account for income it received under such third-party agreements. The District Court also relied upon uncontroverted evidence that PWV had "assisted Norfolk Southern with the execution of new, non-sale third-party agreements, and knew that Norfolk Southern received the proceeds from the third-party agreements." (App. 54.) The Court therefore granted summary judgment to Norfolk Southern on this issue, finding that Norfolk Southern was not in default for entering into these agreements. The Court also denied PWV's Counterclaim which sought to hold Wheeling & Lake Erie liable for conversion regarding the property that was the subject of these agreements.

The District Court then turned to the dispute regarding the indebtedness provision of the lease. It first found that the language and structure of Section 9 of the Lease supported the interpretation that "the only 'dispositions' that must be tracked as indebtedness [from Norfolk Southern to PWV] are fee simple conveyances of title to a portion of the Demised Property—e.g. outright sales, condemnations or abandonments—rather than the licenses, easements, and leases

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addressed all of the parties' arguments and provided clear and thoughtful analysis.

at issue in this case." (App. 53.) Second, the Court determined that the 5% cap on total indebtedness no longer applied as Norfolk Southern had paid off all debt that it had assumed under the Lease by 1982. Because this cap no longer applied, the District Court permitted Norfolk Southern to continue tracking additional rent as indebtedness in the Settlement Account pursuant to Section 16(a) of the Lease. Payment of the Settlement Account would only become due at the termination of the Lease.

The Court also discussed the reporting of the Settlement Account, which the parties used to track indebtedness. Because the third party leases were not "dispositions" under Section 9 and because the 5% cap no longer applied, Norfolk Southern had not underreported the Settlement Account and thus had not breached the Lease. The Court also found the fraud claims barred by the gist-of-the-action doctrine. It concluded that the fraud claims arose from an alleged violation of the Lease, and were therefore nothing more than a restatement of the breach of contract claim. It ultimately granted Norfolk Southern's motion for summary judgment and denied PWV's motion for summary judgment with respect to all claims related to the indebtedness provisions of the Lease.

The District Court then discussed the additional rent and attorneys' fees issue that PWV raised in the Tax Memorandum. Norfolk Southern had sought a declaration that the only payment it owed PWV as a result of the West End Branch matter was the amount of the income tax liability that PWV may incur as a result of the contemplated sale. The Court also determined that the Lease did not require Norfolk Southern to pay the requested attorneys' fees. It noted that neither of the sections relied upon by PWV in bringing this claim mentioned

attorneys' fees despite such language appearing in other sections in different contexts. It thus granted Norfolk Southern's motion for summary judgment and denied PWV's motion for summary judgment with respect to the claims related to the Tax Memorandum.

The District Court next found that Norfolk Southern was not in default for its failure to comply with PWV's March 5, 2013 books and records demands. It refused to issue an advisory opinion regarding books and records demands because Section 8(a)(3) of the Lease clearly provided for them. The Court concluded, however, that the disputed March 5, 2013 demand had been an unreasonable attempt to manufacture a default. It granted summary judgment to Norfolk Southern on this issue, and PWV does not dispute this ruling on appeal.

Following a bench trial in which it resolved Norfolk Southern's two remaining claims—breach of contract and fraud, the District Court ruled that, based on admissions made by Lesser at trial, PWV breached the covenants of the Lease by making advances to Power REIT.[7] The Court further determined that PWV committed fraud in seeking Norfolk Southern's consent to the rights offering. PWV's Form S-3 represented that it contained all available information regarding the requested consent but made no mention of either PWV's plans to restructure or its intention to invest in energy companies. Despite these findings, however, the Court only

[7] Although this claim was not included in Norfolk Southern's pleadings, the District Court found that the parties impliedly consented to litigate it. *See* Fed. R. Civ. P. 15(b)(2). PWV does not dispute this conclusion on appeal.

awarded Norfolk Southern nominal damages of $1, as it had not suffered any compensable harm as a result of the breach of contract or the fraud. PWV filed this timely appeal.

II.

The District Court had jurisdiction under 28 U.S.C. § 1332(a)(1) and our jurisdiction arises under 28 U.S.C. § 1291. We exercise plenary review of a district court's resolution of cross-motions for summary judgment and apply the same standard as did the district court. *Tristani ex rel. Karnes v. Richman*, 652 F.3d 360, 366 (3d Cir. 2011). We will affirm a grant of summary judgment where "there is no genuine dispute as to any material fact and the movant is entitled to judgment as a matter of law." Fed. R. Civ. P. 56(a). A fact is material if it "might affect the outcome of the suit under the governing law." *Anderson v. Liberty Lobby, Inc.*, 477 U.S. 242, 248 (1986). On appeal from a bench trial, we review a district court's findings of facts for clear error and exercise plenary review over conclusions of law. *VICI Racing, LLC v. T-Mobile USA, Inc.*, 763 F.3d 273, 282–83 (3d Cir. 2014).

III.

PWV argues that the District Court improperly made selective use of "course of performance" evidence to rewrite the terms of the Lease. PWV also contends that Norfolk Southern defaulted on the Lease by (a) failing to pay the attorneys' fees requested; (b) failing to record as indebtedness the proceeds of licenses, easements, and leases of the Demised Property; (c) allowing third parties to conduct resource extraction; and (d) allowing the amount of indebtedness to

exceed the 5% cap. Finally, PWV asserts that it did not commit fraud in providing Norfolk Southern its Proposed S-3. Each of these contentions will be addressed seriatim.

A. Course-of-Performance Evidence

"The paramount goal of contract interpretation is to determine the intent of the parties." *Baldwin v. Univ. of Pittsburgh Med. Ctr.*, 636 F.3d 69, 75 (3d Cir. 2011) (quoting *Am. Eagle Outfitters v. Lyle & Scott Ltd.*, 584 F.3d 575, 587 (3d Cir. 2009)). Pennsylvania contract law begins with the "firmly settled" principle that the "the intent of the parties to a written contract is contained in the writing itself." *Bohler-Uddeholm Am., Inc. v. Ellwood Grp., Inc.*, 247 F.3d 79, 92 (3d Cir. 2001) (quoting *Krizovensky v. Krizovensky*, 624 A.2d 638, 642 (Pa. Super. Ct. 1993)). At the same time, the Supreme Court of Pennsylvania has recognized that the "course of performance is always relevant in interpreting a writing." *Atl. Richfield Co. v. Razumic*, 390 A.2d 736, 741 n.6 (Pa. 1978); *see also In re Old Summit Mfg., LLC,* 523 F.3d 134, 137–38 (3d Cir. 2008) ("A court always may consider the course of performance as evidence of the intent of the parties."). In its discussion of each disputed issue, the District Court first examined the language of the Lease and then discussed the parties' course of performance. It ultimately concluded that, in each instance, both weighed heavily in favor of Norfolk Southern. Its use of course-of-performance evidence was both appropriate and necessary and did not contradict the language of the Lease.

B. Default

PWV also argues that the District Court should have found Norfolk Southern in default for entering into third-party agreements for subsurface extraction, for failing to record the proceeds from these and other agreements as indebtedness, for failing to pay indebtedness that exceeded the 5% cap, and for failing to pay PWV's attorneys' fees. After analyzing both the language of the contract and the parties' course of performance, the District Court granted summary judgment to Norfolk Southern on each of these issues.

PWV first challenges the District Court's determination that the Lease allowed for third party agreements for subsurface extraction. Section 1 of the Lease clearly provides that PWV leased, assigned, transferred, and delivered to Norfolk Southern, its successors, and assigns "all of [its] right, title and interest in and to all its property, real, personal and mixed, including equipment, machinery, tools, materials and supplies, cash, investments, securities, claims, intangibles, choses in action, rights (contractual or otherwise), obligations, interests, leaseholds and franchises, and including without limitation" the railroad and additional properties described in Schedules A and B. (App. 831.) PWV did not reserve any rights or interests in the subsurface coal, oil, gas, or minerals or the proceeds of any anticipated agreements, despite reserving rights to other property elsewhere in the lease. Moreover, after execution of the Lease, PWV transferred to Norfolk Southern various existing third-party agreements, including an oil and gas lease which expressly reserved no subsurface rights. PWV also acknowledged and did not dispute transfers of subsurface rights during the lengthy course of the parties' performance. Given this evidence, the District

Court properly concluded that the Lease affords Norfolk Southern (and its sublessees) the right to enter into, control, and receive the benefits from third-party agreements, including subsurface extraction agreements.

PWV also argues that the District Court erred in finding that the Lease did not require Norfolk Southern to pay to PWV or record as indebtedness the proceeds from easements, licenses, or subleases of the Demised Property. The first sentence of Section 9 states that the "demised property . . . may be sold, leased or otherwise disposed of by" Norfolk Southern. (App. 841.) The second sentence of that Section deals with Norfolk Southern's liability to PWV For "[t]he proceeds of sale, condemnation, or other disposition of the demised property . . . ." (App. 842.) Notably absent from this sentence is any reference to the proceeds of leases or other non-sale agreements authorized by the first subsection of Section 9. The District Court agreed with Norfolk Southern that non-sale transactions did not need to be tracked as indebtedness because, while the Lease clearly includes leases in its grant of authority, it does not include them as transactions that need to be tracked as indebtedness.

The parties' course of performance supports this reading. Norfolk Southern never listed the non-sale income received from third parties in its annual accounting, and PWV never disputed the failure to do so. Further, PWV knew of the existence of third-party agreements because several had been transferred to Norfolk Southern at the time of the Lease's execution, and it had assisted in the consummation of non-sale transactions after the Lease was executed. The District Court did not err in granting summary judgment to Norfolk Southern on this issue.

PWV then asserts that the Court erred in ruling that Norfolk Southern had not defaulted on the Lease by allowing its total indebtedness under the Lease to exceed 5% of PWV's assets. As discussed above, Section 16(a) provides that "the total of such indebtedness owing from [Norfolk Southern] to [PWV] . . . shall not exceed at any time an amount equal to 5% of the value at such time of the total assets of [PWV] as long as any of the obligations of [PWV] which have been assumed by [Norfolk Southern] in this Lease remain outstanding and unpaid." (App. 847.) Norfolk Southern argued, and the District Court agreed, that this cap no longer applies because, in 1982, Norfolk Southern paid off the last of the debt it assumed from PWV. Both the temporal language in the Lease and the existence of specific assumed obligations support this interpretation, and the parties' course of performance only further confirms it. Beginning in 1983, Norfolk Southern no longer reported the balance of its indebtedness, and PWV no longer reported the value of that balance as an asset, given the indefinite nature of the Lease. Summary judgment in favor of Norfolk Southern was therefore appropriate.

Finally, PWV contends that Norfolk Southern defaulted on the Lease by failing to pay PWV attorneys' fees and other expenses related to its review of the West End Branch transaction. Neither Sections 4(b)(5) nor 4(b)(6), however, provide for the payment of attorneys' fees, despite such language appearing elsewhere in the Lease. Under Pennsylvania law, "counsel fees are recoverable only if permitted by statute, clear agreement of the parties, or some other established exception." *Knecht, Inc. v. United Pac. Ins. Co.*, 860 F.2d 74, 80 (3d Cir. 1988) (citing *Montgomery Ward & Co. v. Pac. Indem. Co.*, 557 F.2d 51, 56 (3d Cir. 1977);

Corace v. Balint, 210 A.2d 882, 887 (Pa. 1965)). While we have permitted an award of attorneys' fees even in the absence of explicit contractual language, we have done so only when the context suggested that the parties intended litigation costs to be included. *See, e.g.*, *Sloan & Co. v. Liberty Mut. Ins. Co.*, 653 F.3d 175, 186–87 (3d Cir. 2011) (holding that the term "expenses and costs" included attorneys' fees in addition to other litigation related expenses and costs when used "in a paragraph discussing procedural mechanisms for lawsuits and other dispute resolution proceedings") (citations omitted).

As the District Court noted, Sections 4(b)(5) and (6) address additional rent but make no mention of litigation costs in that context. This is not true in other parts of the Lease. For example, in Section 10(b), Norfolk Southern agreed to "indemnify [PWV] against liability, including costs and attorneys' fees, which may be incurred by [PWV] under its collective bargaining agreements . . . ." (App. 844.) The parties clearly contemplated indemnification for attorneys' fees, but did not explicitly provide for them in the section discussing additional rent. The language in Sections 4(b)(5) and 4(b)(6) does not establish a "clear agreement" that Norfolk Southern indemnify PWV for attorneys' fees in the review of a proposed sale under the terms of the Lease. *Knecht*, 860 F.2d at 80 (citation omitted). We therefore agree with the District Court that summary judgment was appropriate because Norfolk Southern did not default by failing to pay PWV's attorneys' fees incurred in its review of the West End Branch sale.

C. Fraud

After granting summary judgment to Norfolk Southern on these issues, the District Court held a bench trial, after which it determined that PWV committed fraud in seeking Norfolk Southern's consent to the rights offering. PWV argues that the District Court erred in holding that the fraud claim was not barred by the "gist of the action" doctrine. PWV also asserts that the fraud claim fails as a matter of law because Norfolk Southern did not suffer any injury proximately caused by the statements.

In Pennsylvania, a party must establish the following elements to sustain a common law fraud claim: "(1) a representation; (2) which is material to the transaction at hand; (3) made falsely, with knowledge of its falsity or recklessness as to whether it is true or false; (4) with the intent of misleading another into relying on it; (5) justifiable reliance on the misrepresentation; and (6) the resulting injury was proximately caused by the reliance." *Gibbs v. Ernst*, 647 A.2d 882, 889 (Pa. 1994). According to the Pennsylvania Supreme Court, a fraud "occurs when one is induced to assent when he would not otherwise have done so." *Tunis Bros. Co., Inc. v. Ford Motor Co.*, 952 F.2d 715, 731 (3d Cir. 1991) (citing *Delahanty v. First Pa. Bank, N.A.*, 464 A.2d 1243, 1251–52 (Pa. Super. Ct. 1983)). "Fraudulent misrepresentation may be accomplished 'by concealment of that which should have been disclosed, which deceives or is intended to deceive another to act upon it to his detriment.'" *Id.* (quoting *Delahanty*, 464 A.2d at 1252).

During discussions to obtain Norfolk Southern's consent, Lesser had assured Norfolk Southern that the

Proposed S-3 "contain[ed] all available information of PWV's plans at [that] point." (App. 12526.) The Proposed S-3, however, contained no information about PWV's plans to restructure based on the Lease restrictions or to invest in alternative energy ventures, both of which Lesser had discussed in detail with PWV's Board of Directors. The District Court also found that Lesser "acted with intent to mislead Norfolk Southern into relying on his material representations," and that Norfolk Southern "would not have granted PWV consent to issue shares had it known that PWV would act inconsistent with the assurances" it had made. *Norfolk S. Ry. Co. v. Pittsburgh & W. Va. R.R.*, 153 F. Supp. 3d 778, 814 (W.D. Pa. 2015). Finally, the Court determined that Norfolk Southern had suffered harm proximately caused by the fraud because, even though it could not reduce that harm to a monetary figure, the Lease no longer afforded it the same protection "bargained for by the original parties." *Id.*

The Court addressed and rejected the "gist of the action" argument PWV presents on appeal. We agree with the District Court's conclusion. This doctrine prevents a party from bringing "a tort claim for what is, in actuality, a claim for breach of contract." *Bruno v. Erie Ins. Co.*, 106 A.3d 48, 60 (Pa. 2014). As the Pennsylvania Supreme Court has explained:

> If the facts of a particular claim establish that the duty breached is one created by the parties by the terms of their contract—*i.e.*, a specific promise to do something that a party would not ordinarily have been obligated to do but for the existence of the contract—then the claim is to be viewed as one for breach of contract. If, however, the facts establish that the claim involves the defendant's

> violation of a broader social duty owed to all individuals, which is imposed by the law of torts and, hence, exists regardless of the contract, then it must be regarded as a tort.

Id. at 68 (internal citations omitted). Courts must therefore determine "whether the nature of the duty upon which the breach of contract claims rests is the same as that which forms the basis of the tort claim[ ]." *Id.* at 69 n.17. As the District Court noted, Norfolk Southern's claim does not arise from the contractual relationship between the parties, but rather from Lesser's fraudulent misrepresentations and omissions in seeking Norfolk Southern's consent. Because this claim involves a "broader social duty owed to all individuals," the "gist of the action" doctrine does not bar it, and a finding of fraud is appropriate. *Id.* at 68.

PWV also contends that the fraud claim fails as a matter of law because Norfolk Southern could not demonstrate any compensable damages resulting from the misrepresentations and omissions in its Proposed S-3. We agree with the District Court, however, that PWV's fraud did proximately cause harm to Norfolk Southern's interests in that the Lease no longer afforded it the same protections. Therefore, despite an inability to establish compensatory damages, Norfolk Southern was still entitled to nominal damages of $1.00. *See Nicholas v. Pa. State Univ.*, 227 F.3d 133, 146 (3d Cir. 2000) ("the Pennsylvania Supreme Court held that because the basic unit of American money is the dollar . . . in the future, when nominal damages are awarded in our courts, one dollar ($1) shall be the measure thereof") (internal quotation omitted).

IV.

For the foregoing reasons, we will affirm the District Court's April 22, 2015 order granting summary judgment to Norfolk Southern and its December 29, 2015 order finding that PWV committed fraud in seeking Norfolk Southern's consent.